Exhibit 3.309

ARTICLES OF INCORPORATION

OF

EMBASSY SUITES CLUB NO. THREE, INC.

We, the undersigned, each capable of contracting, for the purpose of forming a corporation pursuant to Chapter 1 of Title 12 of the Louisiana Revised Statutes, do hereby certify:

FIRST: The name of the corporation is:

EMBASSY SUITES CLUB NO. THREE, INC.

SECOND: The purposes for which this corporation is formed are as follows:

To engage in any lawful activity for which corporations may be formed under the Louisiana Business Corporation Law.

The foregoing clauses shall be construed both as purposes and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers and purposes shall not be held to restrict or limit in any manner the general powers or purposes of this corporation. In general, to carry on any other business in connection with or related or incidental to the foregoing, whether manufacturing or otherwise, permitted by law; to have and exercise all the powers conferred by present or future laws of Louisiana upon corporations formed for any or all of the purposes aforesaid, and to do any or all of the things herein set forth the same extent as natural persons might or could do.

THIRD: The duration of the corporation is perpetual.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is one thousand (1,000) of the par value of One Dollar ($1.00) each.

FIFTH: The full name and post office address of each incorporator is as follows:

NAME	ADDRESS

Katherine M. Rheinecker	906 Olive Street
St Louis MO 63101

Anne E. Diamond	906 Olive Street
St Louis MO 63101

Gerard S. Rath	906 Olive Street
St Louis, MO 63101

SIXTH: No director or officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of his fiduciary duty as a director or officer, except that this provision shall not eliminate or limit the liability of a director or officer for: (a) any breach of the duty of loyalty; (b) for knowing violations of law or bad faith acts or omissions involving intentional misconduct; (c) for liability statutorily imposed under Sec. 92(d); or (d) for any transaction from which the director or officer derived an improper personal benefit.

SEVENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in these articles in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

IN WITNESS WHEREOF we the undersigned, each capable of contracting, have hereunto affixed our signatures on this 2ND day of Nov., 1994.

/s/ Katherine M. Rheinecker
Katherine M. Rheinecker, Incorporator

/s/ Anne E. Diamond
Anne E. Diamond, Incorporator

/s/ Gerard S. Rath
Gerard S. Rath, Incorporator

STATE OF Missouri

CITY OF St Louis

BE IT KNOW, That on this 2nd day of the month of November, 1994 in the year of our Lord, 1994, before me, the undersigned, a Notary Public in and for the County and State aforesaid duly commissioned and qualified, there came and appeared Katherine M. Rheinecker, known to me, Notary, and known by me to be one of the persons whose name appear upon the foregoing instrument and said appearer declared and acknowledged unto me, Notary, that he executed the said instrument for the uses and purposes therein set forth and apparent.

IN WITNESS WHEREOF, said appearer has signed these presents, and I have hereunto set my official hand and seal on the day and date first hereinabove written.

	[SEAL]	/s/ KAREN L. BUSS
(Notary Seal)		KAREN L. BUSS NOTARY PUBLIC, STATE OF MISSOURI MY COMMISSION EXPIRES 6/20/97 CITY OF ST. LOUIS

Secretary of State	FEE FOR FILING—$20.00

NOTICE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND/OR CHANGE OF REGISTERED AGENT BY LOUISIANA CORPORATIONS

(R.S. 12:104 - R.S. 12:236)

Name of Corporation	Embassy Suites Club No. Three, Inc.

Registered Office	315 Julia Street

New Orleans, Louisiana 70130

Name and Address of Registered Agent(s)	Lawrence S. Bell

315 Julia Street, New Orleans, Louisiana 70130

If the registered agent is changed, the new agent(s) must sign below before a notary public as required by Act 769 of 1987.

I hereby accept the appointment of registered agent.

New registered agent(s):

Lawrence S. Bell

/s/ Lawrence S. Bell	Sworn to and subscribed before me, this 28 day of November, 1994.

/s/ [Illegible Signature]
Notary Public

November 29, 1994	/s/ Nadine Greenwood
Date	To be signed by President, Vice-President, or Secretary
Nadine Greenwood

W. Fox McKeithen Secretary of State [SEAL]	NOTICE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF REGISTERED AGENT (R.S. 12:104 & 12:236)
Domestic Corporation (Business or Non- Profit) Enclose $20.00 filing fee Make remittance payable to Secretary of State Do not send cash

Corporation Name:	EMBASSY SUITES CLUB NO. THREE, INC.

CHANGE OF LOCATION OF REGISTERED OFFICE

Notice is hereby given that the Board of Directors of the above named corporation has authorized a change in the location of the corporation’s registered office. The new registered office is located at: c/o Corporation Service Company 320 Somerulos Street, Baton Rouge, Louisiana 70802-6129

/s/ Stevan D. Porter
To be signed by one (1) officer or two (2) directors

Stevan D. Porter
President
CHANGE OF REGISTERED AGENT(S)
Notice is hereby given that the Board of Directors of the above named corporation has authorized the change of the corporation’s registered agent(s). The names(s) and address(es) of the new registered agent(s) is/are as follows:

Corporation Service Company

320 Somerulos Street

Baton Rouge, Louisiana 70802-6129

/s/ Stevan D. Porter
President, Vice President or Secretary Stevan D. Porter
President
AGENT AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE I hereby acknowledge and accept the appointment of registered agent(s) for and on behalf of the above named corporation.

Troy Todd

By:	/s/ Troy Todd
Registered Agent(s)

Sworn to and subscribed before me this 19 day of October, 1998.

Tina Bartlett	/s/ Tina Bartlett
MY COMMISSION # CC671461 EXPIRES August 12, 2001 BONDED THRU TROY FAIN INSURANCE, INC.	Notary

354 Rev. 5/97	(See instructions on back)

W. Fox McKeithen Secretary of State	STATEMENT OF CHANGE OF REGISTERED OFFICE, REGISTERED AGENT AND/OR PRINCIPAL BUSINESS ESTABLISHMENT IN LOUISIANA (R.S. 12:308)
[SEAL]	Foreign Corporation Enclose $20.00 filing fee Make remittance payable to Secretary of State Do not send cash	Return to:	Corporations Division P.O. Box 94125 Baton Rouge, LA 70804-9125 Phone (504)925-4704

STATE OF	~~Missouri~~ TN

PARISH/COUNTY	~~St Louis~~ SHELBY

Notice is given that the below named corporation has changed its registered office, registered agent and/or principal business establishment.

Corporation Name:	EMBASSY SUITES CLUB NO. THREE, INC.

Complete the following sections, where applicable:
New Registered Office address:	8550 United Plaza Boulevard, Baton Rouge, Louisiana 70809

New Registered Agent and address:	C T CORPORATION SYSTEM

8550 United Plaza Boulevard, Baton Rouge, Louisiana 70809
(agent’s address must be identical to registered office unless agent is a law partnership or an individual attorney)

New address of Principal Business Establishment in Louisiana:

/s/ [Illegible Signature]
President or ~~Vice President~~
(Registered agent if only registered office is changed)

On this 23rd day of August, 1999, personally came and appeared before me J. KENDALL HUBER the ~~Vice~~ President of the above named corporation, who declared that he/she executed the foregoing on behalf of said corporation and that the statements contained therein are true.

/s/ Isam Blackwell

Notary

AGENT’S ACCEPTANCE AND ACKNOWLEDGEMENT OF APPOINTMENT
I acknowledge and accept my appointment as agent for the above named corporation.

C T CORPORATION SYSTEM

By:	/s/ John J Linnihan
Agent
John J Linnihan

Sworn to and subscribed before me this 26th day of August, 1999.

/s/ SHANNON M. BANITT
Notary

(to be filed in duplicate)

§346 Rev. 2/91 (LA. – 1861 – 1/26/93) CT System	Shannon M. Banitt Notary Public-Notary Seal State of Missouri St. Louis County My Commission Expires Mar. 3, 2002

W. Fox McKeithen Secretary of State [Seal]	NOTICE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF REGISTERED AGENT (R.S.12:104 & 12:236)
	Domestic Corporation (Business or Non-Profit) Enclose $20.00 filing fee Make remittance payable to Secretary of State Do not send cash	Return to: Commercial Division P.O. Box 94125 Baton Rouge, LA 70804-9125 Phone (225)925 4704 Web Site: www.sec.state.la.us

Corporation Name:	Embassy Suites Club No. Three, Inc.

CHANGE OF LOCATION OF REGISTERED OFFICE

Notice is hereby given that the Board of Directors of the above named corporation has authorized a change in the location of the corporation’s registered office. The new registered office is located at:

To be signed by one (1) officer or two (2) directors

Date

CHANGE OF REGISTERED AGENT(S)

Notice is hereby given that the Board of Directors of the above named corporation has authorized the change of the corporation’s registered agent(s). The names(s) and address(es) of the new registered agent(s) is/are as follows:

Corporation Service Company

320 Somerulos Street

Baton Rouge, LA 70802-6129

		/s/ Vivien S. Mitchell	9/6/00
		President, Vice President or Secretary	Date
Vivien S. Mitchell, Vice President

AGENT AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE

I hereby acknowledge and accept the appointment of registered agent(s) for and on behalf of the above named corporation.

Corporation Service Company

	By:	/s/ Bobbie Hall
Registered Agent(s)
Bobbie Hall, Asst. Vice President

Sworn to and subscribed before me, the undersigned Notary Public, on this date: September 18, 2000

/s/ Debbra A. Elias
Notary
Debbra A. Elias Commission #1224642 Notary Public-California Sacramento County My Comm. Expires Jun 15, 2003

354 Rev. 4/99	(See instructions on back)